Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, ProFrac Holdings II, LLC (“ProFrac” or “Employer”) and Michael Henry (“Employee”) are party to an Employment Agreement with an effective date of June 7, 2022 (the “Agreement”). Employer and Employee may be referred to herein collectively as the “Parties.”

WHEREAS, pursuant to Section 2.1 of the Agreement, Employee agreed to serve as ProFrac’s Senior Vice President, Chief Accounting Officer.

WHEREAS, the Parties desire to change Employee’s title from Senior Vice President, Chief Accounting Officer to Senior Vice President, Principal Accounting Officer.

THEREFORE, the Parties agree that Section 2.1 of the Agreement is deleted in its entirety and replaced with the following:

The Employee will serve as ProFrac’s Senior Vice President, Principal Accounting Officer on an exclusive, full-time basis. The Employee agrees to follow and enforce the policies and directives of the President and senior management as well as all Employer policies and procedures, including without limitation, Employer’s Employee Handbook. The Employee’s Supervisor or its designee will conduct performance evaluations of the Employee and, together with the Employee, will establish performance goals for the Employee.

The amendment described herein shall be effective September 25, 2024.

All provisions of the Agreement not specifically amended herein remain unchanged.

In WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date written above.

/s/ Michael Henry
Michael Henry

/s/ Steven Scrogham
ProFrac Holdings II, LLC
Name: Steven Scrogham
Title: